                                 EXHIBIT 10.118

INVESTORS' RIGHTS AGREEMENT

     THIS INVESTORS' RIGHTS AGREEMENT (this "Agreement") is made and entered into as of January 6, 2000 by and among CinemaNow, Inc., a California corporation (the "Company"), the persons and entities (each, an "Investor" and collectively, the "Investors") listed on the Schedule of Investors attached hereto as Exhibit A, as such Schedule of Investors may be supplemented or amended from time to time hereafter (the "Schedule of Investors"), and the persons and entities (each, a "Founder" and collectively, the "Founders") listed on Exhibit B attached hereto.

                                    RECITALS:

     A. The Company proposes to sell and issue up to Three Million Five Hundred Fifty-Five Thousand Five Hundred and Fifty-Six (3,555,556) shares of Series A Preferred Stock in one or more closings pursuant to that certain Securities Purchase Agreement (the "Purchase Agreement") dated as of January 6, 2000 among the Company and the Investors;

     B. As a condition of entering into the Purchase Agreement, the Investors have requested that the Company extend to them the voting rights, registration rights and other rights with respect to the Series A Preferred Stock as set forth below.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

     "Affiliate" means any person or entity controlled by or under common control with another person or entity.

     "Board" means the Board of Directors of the Company.

     "Common Stock" means the Common Stock, without par value, of the Company and any other securities of the Company into which such common stock may be converted or for which it may be exchanged.

     "Commission" means the Securities and Exchange Commission or any successor agency.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

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EXHIBIT 10.118 (CONTINUED)

     "Holder" means any holder of outstanding Registrable Securities which have not been sold to the public.

     "Independent Directors" means independent, non-management directors with significant "industry" experience.

     "Initial Public Offering" means a public offering in which the Company first becomes a reporting company under the Exchange Act.

     "Parties" means the parties that are signatories to this Agreement. "Party" shall refer to any one of the Parties.

     "Registrable Securities" means (i) shares of the Common Stock issued or issuable upon the conversion of the Series A Preferred Stock; and (ii) any other shares of the Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or in exchange for or replacement of the Series A Preferred Stock or the Common Stock issued or issuable upon the conversion of the Series A Preferred Stock.

     The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "Registration Expenses" means all reasonable out-of-pocket expenses incurred by the Company in complying with Sections 2 and 5 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and accounting fees of the Company.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Selling Expenses" means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

     "Series A Preferred Stock" means the Series A Convertible Preferred Stock, without par value, of the Company.

     "Series A Directors" means the directors elected solely by the holders of Series A Preferred Stock.

2.   COMPANY REGISTRATION.

     2.1 NOTICE OF REGISTRATION. If the Company shall determine to register any of its securities, either for its own account or the account of a security holder, other than (i) a registration

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EXHIBIT 10.118 (CONTINUED)

relating to employee benefit plans or, (ii) a registration relating to a Commission Rule 145 or similar transaction, the Company will:

          2.1.1 promptly give to each Holder written notice thereof; and

          2.1.2 include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within fifteen (15) days after receipt of such written notice from the Company, by any Holder, except as set forth in Section 2.2 below.

     2.2 UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section
2.1.1. In such event the right of any Holder to registration pursuant to Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter may limit to whatever extent necessary (including (i) excluding the Registrable Securities and the securities of other stockholders of the Company exercising registration rights in connection with the offering from the Company's initial public offering and (ii) limiting the Registrable Securities and the securities (the "Other Securities") of other stockholders of the Company exercising piggyback but not demand registration rights in connection with the offering ("Other Holders") to 20% of any other such registration), the number of Registrable Securities to be included in the registration and underwriting by reducing the number of Registrable Securities and Other Securities included on behalf of the Holders and Other Holders, respectively, on a pro rata basis based on the total number of Registrable Securities and Other Securities entitled to registration held by each Holder and each Other Holder, respectively. The Company shall advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto of any such limitations. If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall not be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of

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EXHIBIT 10.118 (CONTINUED)

shares allocated to any Holder to the nearest one hundred (100) shares.

3. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 2 and 5 shall be borne by the Company; provided, that the Company shall not be required to bear such Registration Expenses on more than two registration statements on Form S-3 in any twelve-month period. All Selling Expenses relating to securities registered by the Holders shall be borne severally by the Holders of such securities pro rata on the basis of the number of shares so registered.

4. REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

     4.1 EFFECTIVENESS. Prepare and file with the Commission a registration statement with respect to such securities and use its reasonable best efforts to cause such registration statement to become and remain effective (a) until the earlier of (i) at least ninety (90) days with respect to a registration statement on Form S-1 or SB-2 or (ii) until the distribution described in the registration statement has been completed and (b) until the earlier of (i) at least one hundred and eighty (180) days with respect to a registration statement on Form S-3 or (ii) until the distribution described in the registration statement has been completed; provided, however, that such period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) or the Company.

     4.2 AMENDMENTS. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

     4.3 COPIES OF DOCUMENTS. Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters or such Holders may reasonably request in order to facilitate the public offering of such securities.

     4.4 BLUE SKY LAWS. Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection

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therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

     4.5 UNDERWRITING AGREEMENT. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; provided that each Holder participating in such underwriting shall also enter into and perform its obligations under such underwriting agreement.

     4.6 NOTIFICATION. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     4.7 LISTING. Cause such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

     4.8 TRANSFER AGENT AND REGISTRAR. Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

5.   REGISTRATION ON FORM S-1, SB-2 OR S-3. If, following the earlier of (i) six
(6) months following the Company's Initial Public Offering or (ii) three (3) years from the date hereof or (iii) upon the holder of any other registration rights granted by the Company giving notice to the Company of the exercise of such rights, (A) the Holders holding at least fifty percent (50%) of the total Registrable Securities request in writing that the Company file a registration statement on Form S-1 or Form SB-2 (or any successor form(s) thereto) for a public offering of shares of Registrable Securities the reasonably anticipated aggregate price to the public of which would exceed ten million dollars ($10,000,000), or (B) the Holders holding at least twenty percent (20%) of the total Registrable Securities request in writing that the Company file a registration statement on Form S-3 (or any successor form(s) thereto) for a public offering of shares of Registrable Securities the reasonably anticipated aggregate price to the public of which would exceed five hundred thousand dollars ($500,000), the Company shall use its reasonable best efforts to cause such shares to be registered for the offering on such form (or any successor thereto). Notwithstanding the foregoing, the

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EXHIBIT 10.118 (CONTINUED)

Holders may only request the Company to file a registration statement on Form S-1 or SB-2, if the Company is not entitled to register securities using Form S-3. The Company will promptly give written notice of a request for the proposed registration to all other Holders and include all Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within thirty (30) days after the date of such written notice from the Company. The Company shall be required under this Agreement to file and to cause to become effective (i) no more than two (2) registration statements in the aggregate on Form S-1 or SB-2, and (ii) no more than two registration statements in any twelve-month period on Form S-3. The Company shall have the right to delay filing any registration statement for a period of up to ninety (90) days based on a reasonable good faith determination by the Board that the filing of the registration statement at the time requested is not in the best interests of the Company.

6. TERMINATION OF REGISTRATION RIGHTS. Except as provided elsewhere in this Agreement, the registration rights granted pursuant to this Agreement shall terminate on December 31, 2005. Notwithstanding the foregoing, the right of any Holder to request registration or inclusion in any registration pursuant to Sections 2 and 5 shall terminate ninety (90) days after the satisfaction of all the following conditions with respect to such Holder: (i) the Company has completed its Initial Public Offering; and (ii) all shares of Registrable Securities held or entitled to be held upon conversion by such Holder (and any Affiliates of such Holder) may immediately be sold under Rule 144 during any 90-day period.

7.   INDEMNIFICATION.

     7.1 COMPANY INDEMNIFICATION. The Company will indemnify each Holder, each of such Holder's officers, members, shareholders, directors and partners, such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, in connection with any offering of securities of the Company with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of such

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EXHIBIT 10.118 (CONTINUED)

Holder's officers, directors, members, shareholders and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein; provided, that the agreement of the Company to indemnify any underwriter and any person who controls such underwriter contained herein with respect to any such preliminary prospectus shall not inure to the benefit of any underwriter from whom the person asserting any such claim, loss, damage, liability or action purchased the stock which is the subject thereof, if at or prior to the written confirmation of the sale of such stock, a copy of the prospectus (or the prospectus as amended or supplemented) was not sent or delivered to such person, excluding the documents incorporated therein by reference, and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the prospectus (or the prospectus as amended or supplemented); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any offers to sell or sales made by such Holder during any period when a Holder is notified by the Company to suspend or discontinue sales pursuant to Sections 8.1 or 8.2.

     7.2 HOLDER INDEMNIFICATION. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, and each other such Holder, each of such other Holder's officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to

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EXHIBIT 10.118 (CONTINUED)

the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein or for sales in violation of Sections 8.1 or 8.2; provided, however, that the obligations of any such Holder hereunder shall be limited to an amount equal to the net proceeds after expenses and commissions to such Holder of Registrable Securities sold as contemplated herein.

     7.3 NOTIFICATION OF CLAIM. Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnified Party (together with all other Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     7.4 CONTRIBUTION. If the indemnification provided for in Sections 7.1 and
7.2 of this Section 7 is unavailable or insufficient to hold harmless an Indemnified Party thereunder, then each Indemnifying Party thereunder shall contribute to the account paid or payable by such Indemnified Party as a result of the losses, claims, damages, costs, expenses, liabilities or actions referred to in Sections 7.1 and 7.2 in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in

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EXHIBIT 10.118 (CONTINUED)

connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7.4 were to be determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 7.4. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7.4 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this Section 7.4. Promptly after receipt by an Indemnified Party of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an Indemnifying Party under Section 7.4, such Indemnified Party shall notify the Indemnifying Party in writing of the commencement thereof if the notice specified in Section 7.3 has not been given with respect to such action; provided that the omission so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise under Section 7.4, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. The parties hereto agree with each other and shall agree with the underwriters of the Common Stock of the Company pursuant to the terms hereof, if requested by such underwriters, that (i) the underwriters' portion of such contribution shall not exceed the underwriting discount, commission and other compensation and (ii) except for the Company, the amount of such contribution shall not exceed an amount equal to the net proceeds received by such Indemnifying Party from the sale of securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.   OBLIGATIONS OF THE HOLDERS.

     8.1 SUSPEND SALES. For a reasonable period not to exceed 90 days in any twelve-month period, Holder will not (until further notice) effect sales of Registrable Securities involved in any Registration Statement thereof after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update such Registration Statement or Prospectus; but the obligations of the Company with respect to maintaining any Registration Statement current and effective shall

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EXHIBIT 10.118 (CONTINUED)

be extended by a period of days equal to the period such suspension is in effect.

     8.2 DISCONTINUE SALES. At the end of any period during which the Company is obligated to keep any Registration Statement current and effective as provided by Section 5 hereof (and any extensions thereof required by Section 8.2), Holder shall discontinue sales of shares pursuant to such Registration Statement on receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and Holder shall notify the Company of the number of shares registered which remain unsold promptly after receipt of such notice from the Company.

9. LOCK-UP AGREEMENT. In consideration for the Company agreeing to its obligations under this Agreement, each Holder of Registrable Securities agrees, in connection with a registered public offering by the Company on Form S-1 or Form SB-2 (or any successor form(s) thereto), upon request of the Company or the underwriters managing such offering, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities or other securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as the Company or the underwriters may specify. Each Holder agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce the provisions of this Section 9.

10. INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

11. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

     11.1 PUBLIC INFORMATION. Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

     11.2 FILINGS WITH SEC. Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange

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EXHIBIT 10.118 (CONTINUED)

Act (at any time after it has become subject to such reporting requirements);
and

     11.3 COMPLIANCE STATEMENT. Furnish to Holders of Registrable Securities forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder of Registrable Securities may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

12. INFORMATION RIGHTS. The Company shall furnish to each Investor and permitted assignees for as long as they continue to hold shares of Series A Preferred Stock, (i) within 100 days after the end of each fiscal year, an audited, consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year, and an audited, consolidated statement of income and cash flows of the Company and its subsidiaries, if any, for such year and (ii) within 50 days after the end of each fiscal quarter, an unaudited, consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal quarter, and an unaudited, consolidated statement of income and cash flows of the Company and its subsidiaries, if any, for such quarter. In addition during 2000, upon the written request of an Investor who holds at least ten percent (10% of the outstanding shares of Series A Preferred Stock, the Company will furnish to such Investor within 45 days after the end of each calendar month an unaudited, consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such month, and an unaudited, consolidated statement of income and cash flows of the Company and its subsidiaries, if any, for such month; provided, however, that the Company shall not be required to provide such monthly financial information to a requesting Investor on more than one occasion during each calendar quarter. The information rights set forth in this Section 12 shall expire upon conversion of all of the outstanding Series A Preferred Stock into Common Stock. The Investors acknowledge that information furnished pursuant hereto is subject to the confidentiality provisions in Section 8.9 of the Purchase Agreement.

13.  BOARD REPRESENTATION; BOARD EXPENSES.

     13.1 BOARD REPRESENTATION. For as long as shares of Series A Preferred Stock are outstanding, the Board shall consist of seven members. As long as more than fifty percent (50%) of the total number of shares of Series A Preferred Stock issued by the Company are outstanding, at each election of directors of the Company the holders of Series A Preferred Stock shall be entitled, voting as a separate class, to elect two (2) directors of the Company. As long

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EXHIBIT 10.118 (CONTINUED)

as fifty percent (50%) or less but more than twenty percent (20%) of the total number of shares of Series A Preferred Stock issued by the Company are outstanding, at each election of directors of the Company the holders of Series A Preferred Stock shall be entitled, voting as a separate class, to elect one
(1) director of the Company. Thereafter, as long as any shares of Series A Preferred Stock are outstanding an individual designated by the holders of a majority of the outstanding shares of Series A Preferred Stock (the "Series A Representative") shall have the right to receive notice of and to attend and participate (but not to vote on any matters) at any and all meetings of the Board of Directors. Information furnished to the Series A Representative shall be subject to the confidentiality provisions in Section 8.9 of the Purchase Agreement or to equivalent confidentiality provisions. Each of the Investors does hereby irrevocably authorize and appoint Hunter Capital Group, LLC, a Delaware limited liability company ("Hunter Capital"), as its agent and attorney, with full power of substitution, to designate the Series A Representative (which authorization and appointment of Hunter Capital is coupled with an interest and shall be irrevocable during the term of this Agreement). The remainder of the directors (at least one of whom must be an Independent Director) shall be elected by the holders of the Series A Preferred Stock and the holders of the Common Stock voting together as a class. By executing this Agreement, each Investor agrees that Hunter Capital is designated as its respective proxy for purposes of designating or selecting one of the directors to be elected by the holders of the Series A Preferred Stock.

     13.2 EXPENSES OF DIRECTORS. The Company shall reimburse the Series A Directors and the Independent Director(s) for their reasonable out-of-pocket expenses related to attending meetings of the Board, which expenses shall be pre-approved, in writing, by the Company.

14. SERIES A PREFERRED STOCK VOTING RIGHTS. The Parties agree that so long as any shares of Series A Preferred Stock remain outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding shares of Series A Preferred Stock voting together as a single class:

     14.1 Create or issue any class or series of capital stock which is senior to or pari passu with the Series A Preferred Stock unless the consideration per share for which such class or series of capital stock is issued exceeds by twenty percent (20%) or more the Conversion Price which is in effect at such time.

     14.2 Authorize the payment of dividends on Common Stock, other than in shares of Common Stock.

     14.3 Authorize the redemption or repurchase of Common Stock; provided, however, that this restriction shall not apply (i) to the repurchase of shares of Common Stock from employees,

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EXHIBIT 10.118 (CONTINUED)

officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements (A) outstanding on the date of issuance of the first share of Series A Preferred Stock or (B) under which the Company has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment, or (ii) if fewer than ten percent (10%) of the number of shares of Series A Preferred Stock issued on the Purchase Date are outstanding; each holder of shares of Series A Preferred Stock shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the General Corporation Law of the State of California, to any such repurchase by the Company.

     14.4 Increase or decrease (other than by conversion) the authorized number of shares of Series A Preferred Stock.

     14.5 Amend, waive or repeal any provision of, or add any provision to, the Company's Articles of Incorporation if such action would adversely alter or change the rights, preferences or privileges of, or the restrictions provided for the benefit of, the Series A Preferred Stock.

     14.6 Change the authorized number of directors of the Company unless approved by a majority of the directors of the Company.

     14.7 Sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other entity (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of unless in connection with such transaction the holders of shares of Series A Preferred Stock receive consideration for each share of Series A Preferred Stock on an as-converted basis equal to (i) three (3) times the Series A Issue Price in the event that said transaction occurs during the first year after the Purchase Date, (ii) four
(4) times the Series A Issue Price in the event that said transaction occurs during the second year after the Purchase Date, and (iii) five (5) times the Series A Issue Price in the event that said transaction occurs thereafter (in each case such price to be adjusted to reflect stock dividends, stock splits or recapitalizations after the Purchase Date).

14. OTHER REGISTRATION RIGHTS. The Company may not grant registration rights senior to the rights granted hereunder except with the approval of the holders of a majority of the shares of Series A Preferred Stock.

15.  RIGHT OF FIRST OPPORTUNITY.

     15.1 NOTICE OF SALE. For as long as shares of Series A Preferred Stock are outstanding, if the Company desires to issue and sell shares of its capital stock or rights, options or other securities exercisable for or convertible into shares of its

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EXHIBIT 10.118 (CONTINUED)

capital stock, then the Company shall first notify each Holder of the material terms of such proposed sale (such notice, a "Company Issuance Notice").

     15.2 RIGHT OF FIRST OPPORTUNITY. The Company shall then permit each Holder to acquire, at the time of the closing of such sale, such number of the shares of capital stock or other securities as would enable such Holder to maintain its percentage of equity ownership (calculated on an as-converted basis, assuming the conversion of all series of the Company's Preferred Stock) in the Company following such issuance at a level held by it immediately prior to such issuance (the "Proportionate Percentage"). The Holders shall each have twenty (20) days after the delivery of any Company Issuance Notice to elect by notice to the Company to purchase such shares or securities at the price and upon the terms and conditions stated in such notice at the time of the closing of such sale. If any Holder shall subscribe for less than his Proportionate Percentage, the Holders that subscribe for their full Proportionate Percentage (the "Subscribing Holders") shall be entitled to purchase the balance of that non-subscribing Holder's Proportionate Percentage in the same proportion in which the Subscribing Holder was entitled to purchase the offered securities in the first place (excluding for such purposes such non-subscribing Holders). The Company shall notify each Subscribing Holder five (5) days following the expiration of the 20-day period described above of the additional amount of the offered securities which each Subscribing Holder may purchase pursuant to the foregoing sentence, and each Subscribing Holder shall then have five (5) days from the delivery of such notice to indicate such additional amount, if any, that such Subscribing Holder wishes to purchase.

     15.3 EXCEPTIONS. The rights set forth in Section 16.2 shall not apply to the issuance of (i) shares or grant of options or warrants (including shares issuable upon exercise of such options or warrants) to any employee, consultant, or director of the Company, Hunter Capital or its designees, banks, commercial lenders, strategic lenders, equipment lessors or other lenders, under any Company stock purchase and/or stock option plans or arrangements approved by the Board, (ii) shares of Common Stock issued upon conversion of any series of preferred stock of the Company, (iii) shares of the Company's capital stock or rights, options or other securities issued pursuant to a stock split of the Common Stock or Company declared dividend, (iv) an underwritten public offering of securities by the Company where the underwriter reasonably and in good faith objects to the exercise of such rights, (v) shares issued in an acquisition (by merger or otherwise) of another entity or of some or all of its assets, or (vi) shares issued upon conversion of the Convertible Subordinated Debenture issued to Trimark Pictures, Inc. on or about the date of this Agreement. The rights set forth in Section 16.2 shall terminate upon completion of the Company's initial public offering.

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EXHIBIT 10.118 (CONTINUED)

16. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement among the Parties regarding the transactions contemplated herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto.

17. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and deemed given on the business day following delivery to the recipient in person or by overnight courier service, and addressed (i) if to an Investor or Founder, to such Investor's or Founder's address set forth on Exhibit A and B below, or at such other address as such Investor or Founder shall have furnished to the Company in writing, (ii) if to a Holder other than an Investor or Founder, at such address as such Holder shall have furnished to the Company in writing or until any such Holder so furnishes an address to the Company, then to the address of the last Holder of such securities who has so furnished an address to the Company, or (iii) if to the Company, to:

                      CinemaNow, Inc.
                      4553 Glencoe Avenue
                      Suite 200
                      Marina del Rey, California 90292
                      Attn:    Bruce David Eisen

18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Parties hereto, each of which shall be enforceable against the Parties actually executing such counterparts, and all of which together shall constitute one and the same instrument.

19. AMENDMENT. Any provision of this Agreement may be amended, waived, modified, discharged or terminated only with the written consent of the Company, the Founders, and Investor's holding two-thirds (2/3rds) in interest of the Series A Preferred Stock (or Common Stock issuable upon conversion thereof); provided, however, that with the written consent of CinemaN Investment Company Ltd., a British Virgin Islands company, any provision of this Agreement may be amended, waived, modified, discharged or terminated with the written consent of the Company, the Founders, and Investors holding a majority in interest of the Series A Preferred Stock (or Common Stock issuable upon conversion thereof). Any amendment or waiver effected in accordance with this Section will be binding upon the Company, the Founders, the Investors and each Holder of any securities subject to this Agreement (including securities into which such securities are convertible) and future Holders of all such securities. Any Founder, Investor or Holder may waive its, his or her rights or the Company's obligations to such person hereunder without obtaining the consent of any other person.

20. ASSIGNMENT AND TRANSFER. This Agreement shall not be assigned by the Company, by operation of law or otherwise. This Agreement or the rights held by an Investor under this Agreement may be assigned by such Investor only in connection with an assignment or transfer by such Investor which is made in accordance with Sections 4.6 or 8.12 of the Purchase Agreement.

21. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement, including the construction, validity and performance hereof and the obligations arising hereunder and thereunder, and all amendments and supplements hereof and thereof and all waivers and consents hereunder and thereunder, shall be construed in accordance with and governed by the laws of the State of California without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the laws of any other jurisdiction. Any legal action or proceeding with respect to this Agreement or any document related hereto or thereto shall be brought in the courts of the State of California sitting in the County of Los Angeles or of the United States of America for the State of California sitting in the County of Los Angeles, and, by execution and delivery and/or acceptance of this Agreement, each Party hereto hereby accepts the exclusive jurisdiction of the aforesaid courts. In addition, each Party hereto hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or any document related hereto or thereto brought in any of the aforesaid courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

22. SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any Party.

23. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first set forth above.

                               CinemaNow, Inc.



                               By:__________________________
                               Title:_______________________

                           [Investors Signature Page]

                                   INVESTORS:



                                   -----------------------------------
                                   (Print Name of Investor)


                                   -----------------------------------
                                   (Signature)

                                   -----------------------------------
                                   (Title, if applicable)
                                   Address

                           [Founders Signature Page]

                                   FOUNDERS:

                                   Trimark Holdings, Inc.


                                   By:
                                       -------------------------------
                                   Title:
                                          ----------------------------

                                   Trimark Pictures, Inc. (but only
                                   with respect to the Common Stock
                                   to be acquired pursuant to the
                                   Trimark Note (as defined in the
                                   Purchase Agreement))


                                   By:
                                       -------------------------------
                                   Title:
                                          ----------------------------




                                   -----------------------------------
                                   Curt Marvis


                                   -----------------------------------
                                   Bruce Eisen

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS

                                    EXHIBIT B

                                    FOUNDERS


                  Trimark Holdings, Inc.
                  c/o CinemaNow, Inc.
                  4553 Glencoe Avenue
                  Marina del Rey, California  90292

                  Trimark Pictures, Inc.
                  c/o CinemaNow, Inc.
                  4553 Glencoe Avenue
                  Marina del Rey, California  90292

                  Curt Marvis
                  c/o CinemaNow, Inc.
                  4553 Glencoe Avenue
                  Marina del Rey, California  90292

                  Bruce Eisen
                  c/o CinemaNow, Inc.
                  4553 Glencoe Avenue
                  Marina del Rey, California  90292